Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to us in this Registration Statement on Form N-1A of AllianceBernstein Blended Style Series U.S. Large Cap Portfolio under the headings "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm."





PricewaterhouseCoopers LLP

New York, New York
February 22, 2005